AMENDMENT NO. 2
                             TO
               GERMAN ASSET PURCHASE AGREEMENT



          AMENDMENT NO. 2, dated as of December 1, 1993 (this "Amendment") to the German Asset Purchase Agreement, dated as of November 18, 1993, as amended by Amendment No. 1, dated as of November 23, 1993 (the "German Purchase Agreement"), by and among Imo Industries, Inc., Mark Controls Corporation, Imo Industries GmbH and Mark Controls GmbH i. Gr. (the "German Purchaser"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the German Purchase Agreement.
          WHEREAS, the parties hereto desire to consummate the transactions contemplated by the German Purchase Agreement effective as of December 1, 1993 and desire to amend the German Purchase Agreement to give effect to such intent and in certain other respects.
          NOW, THEREFORE, the parties hereto agree as
follows:
          1.  The Closing Date for all purposes of the
German Purchase Agreement shall be December 1, 1993. Notwithstanding the foregoing, the adjustment to the Purchase Price referred to in Section 11.1 of the German Purchase Agreement, if any, shall be made in accordance with the provisions of Section 2.3 of the U.S. Agreement as amended by Amendment No. 2 to the U.S. Agreement dated as of the date hereof.
          2.  Notwithstanding anything to the contrary
contained in Section 1 hereof or the German Purchase Agreement, the Purchase Price shall be paid by the German Purchaser on December , 1993 (the "Payment Date"). The time of the German Seller's receipt of the Purchase Price in immediately available funds is herein referred to as the "Payment Time."
          3. The parties hereto acknowledge and agree that, although the consummation of the transactions contemplated by the Purchase Agreement shall be effective as of the Closing Date specified in Section 1 hereof, the German Seller shall retain possession and operating control of the Business and the Assets through and including the Payment Time. However, the parties also acknowledge and agree that the Business shall be operated at all times from and including the Closing Date for the German Purchaser's benefit. Therefore, the parties hereby agree to the following:
          (a) The German Seller shall at all times prior to
the Payment Time continue    to comply with the covenants
and provisions of Sections 14.6 and 14.7 of the  German
Purchase Agreement.


          (b) At the Payment Time the German Seller shall deliver to the German Purchaser an officer's certificate certifying under the German Purchase Agreement that (i) each of the representations and warranties set forth in Section
12.1.3 of the Purchase Agreement is true and correct in all material respects, and (ii) the German Seller has complied in all material respects with the covenants and provisions of Sections 14.6 and 14.7 through and including the Payment Time.

          (c) The German Seller shall hold in trust for the German Purchaser's benefit and pay over to the German Purchaser all cash received and collected by the German Seller in respect of the Business and the Assets (other than the German Excluded Assets, collections relating to items shipped by the German Seller prior to the Closing Date and cash received from the German Purchaser), on and after the opening of business on the Closing Date (the "Post Closing Receipts"). The German Seller shall pay over to the German Purchaser all Post Closing Receipts received by the German Seller from and after the opening of business on the Closing Date through and including the Payment Time promptly (but in any event within three business days) following the Payment Date and shall pay over to the German Purchaser all Post Closing Receipts received by the German Seller thereafter in accordance with the terms of the German Purchase Agreement.
          (d) It is understood and agreed that the Post-Closing Receipts shall not be (i) included in the Closing Balance Sheet (as defined in the U.S. Agreement) or (ii) used by the German Seller to pay, discharge or satisfy any of the German Excluded Liabilities.
     4.   This Amendment No. 2 may be executed in
counterparts,
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                             -2-
  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

                                 IMO INDUSTRIES INC.
                                 By:   /s/ Thomas J. Bird
                                     Name:  Thomas J. Bird
                                     Title: Senior Vice
                                     President



                                 IMO INDUSTRIES GMBH


                                 By:  /s/ J. S. W. Cooper
                                     Name:  J. S. W. Cooper
                                     Title: Geschaftsfuhrer



                               MARK CONTROLS CORPORATION


                               By:   /s/ William E. Bendix
                             Name:  William E. Bendix
                            Title: Managing Director
                                   (Geschaftsfuhrer)



                              MARK CONTROLS GMBH i. Gr.


                             By:   /s/ William E. Bendix
                           Name:   William E. Bendix
                          Title:  Managing Director
                                 (Geschaftsfuhrer)